UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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The following message from Darren Woods was sent to all ExxonMobil employees: Last week we held our annual Investor Day, describing in detail our strategies and business plans. I was proud to share the results of your hard work and our plans for the future. I thought I’d provide an overview of the presentation that the management committee made. A lot has happened since last year’s Investor Day, which took place as the devastating impact of COVID-19 was just emerging. In the year that’s followed, we faced historic lows in our businesses and a challenging economic environment. We dealt with personal impacts involving families and friends. And, we made some difficult, but necessary, changes to improve the competitiveness of our company. Despite these challenges, we: · Achieved our best ever safety and reliability performance; · Maintained an uninterrupted supply of essential energy and products; · Advanced an industry-leading portfolio of advantaged investment opportunities; · Delivered critical efficiencies to significantly lower costs; · Achieved our 2020 emission reduction goals and developed aggressive plans for additional reductions by 2025. In short, we’ve emerged one year later a stronger company - positioned for future success. Going forward, our plans leverage our core competitive advantages to deliver sustained value while helping the world transition to a lower-carbon future. Upgrading our asset portfolio while progressing industry-leading investments will grow earnings and cash flow to sustain and grow the dividend, pay down debt and fund future projects. Our current portfolio of major project investments through 2025 generates returns of greater than 30 percent. Of course, fundamental to our success, will be delivering industry leading safety and environmental performance, while continuing our drive for efficiencies and lower costs. To this end, we’ve already achieved $3 billion in structural reductions. Our current plans deliver an additional $3 billion in annual savings by year-end 2023. As The following message from Darren Woods was sent to all ExxonMobil employees: Last week we held our annual Investor Day, describing in detail our strategies and business plans. I was proud to share the results of your hard work and our plans for the future. I thought I’d provide an overview of the presentation that the management committee made. A lot has happened since last year’s Investor Day, which took place as the devastating impact of COVID-19 was just emerging. In the year that’s followed, we faced historic lows in our businesses and a challenging economic environment. We dealt with personal impacts involving families and friends. And, we made some difficult, but necessary, changes to improve the competitiveness of our company. Despite these challenges, we: · Achieved our best ever safety and reliability performance; · Maintained an uninterrupted supply of essential energy and products; · Advanced an industry-leading portfolio of advantaged investment opportunities; · Delivered critical efficiencies to significantly lower costs; · Achieved our 2020 emission reduction goals and developed aggressive plans for additional reductions by 2025. In short, we’ve emerged one year later a stronger company - positioned for future success. Going forward, our plans leverage our core competitive advantages to deliver sustained value while helping the world transition to a lower-carbon future. Upgrading our asset portfolio while progressing industry-leading investments will grow earnings and cash flow to sustain and grow the dividend, pay down debt and fund future projects. Our current portfolio of major project investments through 2025 generates returns of greater than 30 percent. Of course, fundamental to our success, will be delivering industry leading safety and environmental performance, while continuing our drive for efficiencies and lower costs. To this end, we’ve already achieved $3 billion in structural reductions. Our current plans deliver an additional $3 billion in annual savings by year-end 2023. As we go forward, we will stay focused on how we can deliver further improvements by leveraging the corporation’s scale and integration. Turning to the environment, we’ve made significant progress in reducing our greenhouse gas emissions and have solid plans for reducing them further. In addition, we have a robust development portfolio of technologies and products that will help us and our customers achieve additional reductions. As we’ve advanced research into more cost-effective technology for carbon capture, the carbon capture and storage (CCS) venture we established in 2018 has made good progress in developing a number of potential projects. With this progress and growing government and market interest, we launched the ExxonMobil Low Carbon Solutions business. Leveraging our project expertise, operating experience, facilities footprint and longstanding leadership in CCS, we believe this new business will help accelerate broad-scale deployment of value accretive CCS investments. It could also advance investments in hydrogen as the technology to lower production cost matures. Capitalizing on these emerging technologies and market opportunities could significantly reduce CO emissions and help society achieve the ambitions of the 2 Paris Agreement - which we’ve supported since its inception. It can also help us grow shareholder value. As we work toward a lower-carbon future, we will continue to responsibly meet today’s demand for the energy and products needed to support modern life. In the Upstream, we have a world class portfolio of attractive investments with flexibility to adjust spend as market conditions evolve. Roughly 90 percent of our investments to develop resources generate a 10 percent return at $35 per barrel or less. We’re making outstanding progress in Guyana and the Permian, and see great potential in Brazil. In the Downstream, we are improving net cash margin primarily through conversion projects at advantaged sites and in Chemical, growing high- value performance products by 60 percent. The projects that start up from 2021 to 2025 will provide approximately 40 percent of the corporation’s cash flow in 2025 and, along with structural cost reductions, help to double our earnings. I hope that all of you take pride in what we’ve accomplished and the challenges we’ve overcome. I hope too, that you take pride in the role our company is playing in meeting the world’s need for energy and products essential to modern life, while helping protect the environment and advancing toward a lower-carbon future. While there is much to do and more challenges to overcome, there is no organization more capable or committed. Thank you for this and all you do. Darren we go forward, we will stay focused on how we can deliver further improvements by leveraging the corporation’s scale and integration. Turning to the environment, we’ve made significant progress in reducing our greenhouse gas emissions and have solid plans for reducing them further. In addition, we have a robust development portfolio of technologies and products that will help us and our customers achieve additional reductions. As we’ve advanced research into more cost-effective technology for carbon capture, the carbon capture and storage (CCS) venture we established in 2018 has made good progress in developing a number of potential projects. With this progress and growing government and market interest, we launched the ExxonMobil Low Carbon Solutions business. Leveraging our project expertise, operating experience, facilities footprint and longstanding leadership in CCS, we believe this new business will help accelerate broad-scale deployment of value accretive CCS investments. It could also advance investments in hydrogen as the technology to lower production cost matures. Capitalizing on these emerging technologies and market opportunities could significantly reduce CO emissions and help society achieve the ambitions of the 2 Paris Agreement - which we’ve supported since its inception. It can also help us grow shareholder value. As we work toward a lower-carbon future, we will continue to responsibly meet today’s demand for the energy and products needed to support modern life. In the Upstream, we have a world class portfolio of attractive investments with flexibility to adjust spend as market conditions evolve. Roughly 90 percent of our investments to develop resources generate a 10 percent return at $35 per barrel or less. We’re making outstanding progress in Guyana and the Permian, and see great potential in Brazil. In the Downstream, we are improving net cash margin primarily through conversion projects at advantaged sites and in Chemical, growing high- value performance products by 60 percent. The projects that start up from 2021 to 2025 will provide approximately 40 percent of the corporation’s cash flow in 2025 and, along with structural cost reductions, help to double our earnings. I hope that all of you take pride in what we’ve accomplished and the challenges we’ve overcome. I hope too, that you take pride in the role our company is playing in meeting the world’s need for energy and products essential to modern life, while helping protect the environment and advancing toward a lower-carbon future. While there is much to do and more challenges to overcome, there is no organization more capable or committed. Thank you for this and all you do. Darren

Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a preliminary proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Preliminary Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor. Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a preliminary proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Preliminary Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.